UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Amendment No. 1

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SPDR® GOLD TRUST

SPONSORED BY WORLD GOLD TRUST SERVICES, LLC

(Name of Registrant as Specified In Its Charter)

Steven J. Glusband, Esq.

Austin D. Keyes, Esq.

Carter Ledyard & Milburn LLP

2 Wall Street

New York, New York 10005

(212) 732-3200

glusband@clm.com

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World Gold Trust Services, LLC

510 Madison Avenue, 9th Floor

New York, NY 10022

[June —, 2014],

Dear Shareholder:

On behalf of World Gold Trust Services, LLC, Sponsor of the SPDR® Gold Trust (ticker symbol “GLD”), I would like to thank you for being a GLD® investor.

Nearly a decade has passed since we initially listed GLD on the New York Stock Exchange in November 2004. Throughout this period, GLD has offered millions of investors a convenient way to access the gold market. Today, it is the largest physical commodity-backed exchange traded fund (ETF) in the world and is traded internationally on the NYSE Arca, Singapore Stock Exchange, Tokyo Stock Exchange, The Stock Exchange of Hong Kong and the Mexican Stock Exchange (BMV).

I would like to call your attention to the two proposals we are putting forth in the attached Consent Solicitation Statement. We are extremely proud of the past success of GLD, and we look forward to improving the product for all current and future investors.

The following are highlights of the two proposals contained in the attached Consent Solicitation Statement:

•	Implementing a Unitary Fee Structure / Capping investor ordinary fees at 0.40% of the daily net asset value (NAV) each year - Currently, the Trust, under certain circumstances, is permitted to charge investors an amount in excess of 0.40% of the daily NAV per year for the ordinary costs and expenses of the Trust. With the changes we are seeking, investors will have ongoing assurance that these fees will not exceed 0.40% of NAV per year; and

•	Permitting the Sponsor to compensate affiliates – This proposal will authorize the Sponsor to compensate its affiliates for providing marketing and other services to the Trust without any additional cost to the Trust.

GLD shareholders will not pay any additional fees as a result of the proposed amendments. We hope you will share our view that these amendments both modernize and simplify SPDR® Gold Shares for the ultimate benefit of current and future shareholders. The board of directors of World Gold Trust Services, LLC recommends that you vote FOR the two proposals.

Your vote is important. If you have any questions regarding the attached materials or need assistance in voting, please contact our consent solicitation agent, Broadridge Financial Solutions, Inc., at 1-855-601-2251.

Thank you in advance for your timely consideration of this matter.

Sincerely,

Kevin Feldman

Chief Executive Officer

World Gold Trust Services, LLC

SPDR® GOLD TRUST

c/o World Gold Trust Services, LLC

510 Madison Avenue, 9th Floor

New York, New York 10022

(212) 317-3800

[June —,] 2014

CONSENT SOLICITATION STATEMENT

This consent solicitation statement dated as of [June —,] 2014, or the Consent Solicitation Statement, is being provided to you on behalf of the sponsor of the SPDR® Gold Trust, or Trust, for the purpose of obtaining your consent to the two proposals described elsewhere in this Consent Solicitation Statement to amend the trust indenture of the Trust, dated November 12, 2004 between World Gold Trust Services, LLC, as sponsor, or the Sponsor, and The Bank of New York Mellon, as trustee, or Trustee, as amended on November 26, 2007, May 20, 2008, June 1, 2011, or the Original Trust Indenture. The Sponsor and the Trustee further amended the trust indenture of the Trust on [                    ], or the [June 2014 Amendment], to include a number of amendments that clarify and supplement provisions of the Original Trust Indenture. The Original Trust Indenture and the [June 2014 Amendment] are hereinafter referred to as the Trust Indenture.

This Consent Solicitation Statement and attached written consent form, or the Written Consent, are being distributed to eligible holders of beneficial interests in the Trust, or Shareholders, beginning the week of [June —,] 2014. On [June —,] 2014, which is the record date for the determination of the Shareholders entitled to act with respect to this Consent Solicitation Statement, or the Record Date, there were — SPDR® Gold Shares, or Shares, outstanding.

Shareholders who wish to consent to the two proposals must return a properly completed Written Consent form on or before 4:00 p.m. Eastern Daylight Savings Time, on [June —,] 2014, or the Expiration Date, subject to early termination of this Consent Solicitation, including if the consent of the Shareholders holding 51% of the Trust’s outstanding Shares has been received for the two proposals, or the extension of the Expiration Date at the discretion of the Sponsor, together the Voting Period.

Please read this Consent Solicitation Statement before voting. If you have questions about this Consent Solicitation Statement, or if you would like additional information, please call our solicitation agent, Broadridge Financial Solutions, Inc., toll-free at 855-601-2251. This Consent Solicitation Statement is being distributed to Shareholders beginning the week of [June —,] 2014.

The Sponsor and its Board of Directors recommend that Shareholders vote “FOR” each of the two proposals to amend the Trust Indenture.

Questions and Answers About the Consent Solicitation

Q: What is the purpose of the Consent Solicitation?

A: This Consent Solicitation Statement is furnished to obtain the consent of the Shareholders to amend the Trust Indenture with respect to the following proposals:

•	Proposal 1 will change the manner in which the ordinary fees and expenses of the Trust are paid to provide that, in return for the Trust’s payment to the Sponsor of a fee of 0.40% per year of the daily net asset value, or daily NAV, of the Trust, as calculated for compensation purposes as described below, the Sponsor will be responsible for all other ordinary fees and expenses of the Trust; regardless of whether such fees and expenses exceed the Sponsor’s fee of 0.40% per year of the daily NAV of the Trust; and

•	Proposal 2 will permit the Sponsor to compensate affiliates for providing marketing and other services to the Trust.

If either or both of the proposals are adopted, the Sponsor and Trustee will, subject to the substantiation of certain conditions, amend the Trust Indenture to incorporate the proposal(s) adopted. The proposals and the ancillary changes to the provisions in the Trust Indenture are contained in Appendix A.

The Sponsor and the Trustee amended the Original Trust Indenture in the [June 2014 Amendment] to include additional amendments that clarify and supplement provisions of the Original Trust Indenture. The [June 2014 Amendment] did not require the consent of Shareholders pursuant to the provisions of the Original Trust Indenture. A copy of the [June 2014 Amendment] is attached hereto as Appendix B. This Consent Solicitation Statement is deemed to include the requisite notice to Shareholders of the [June 2014 Amendment]. A discussion of the principal amendments to the Original Trust Indenture that are contained in the [June 2014 Amendment] can be found beginning on page 10 of this Consent Solicitation Statement.

The Trust was the first publicly traded investment trust in the United States that was designed to track the price of a commodity. Since the formation of the Trust, a number of similar trusts designed to track the price of a commodity have been formed and the procedures and standards associated with these trusts have evolved. Proposal 1 and the recently adopted amendments in the [June 2014 Amendment] are collectively intended to update certain provisions of the Original Trust Indenture to align them with the provisions contained in the trust agreements of similar exchange traded products that were launched subsequent to the initial public offering of the Trust and to clarify provisions in the Original Trust Indenture so that they will be consistent with industry practice that has developed over the last nine years. Proposal 2 is intended to permit the Sponsor to more effectively use affiliates to provide marketing and other services to the Trust. The Sponsor believes that having the ability to utilize the expertise of the World Gold Council, the Sponsor’s ultimate parent company, and its affiliates, when and if needed, will be beneficial for the Trust and its Shareholders. The Sponsor will be responsible for any payments made to affiliates for providing any services to the Trust.

Q: Who is making this solicitation?

A: The Sponsor is soliciting your vote on two proposals.

Q: How does the Sponsor recommend I vote on the two proposals?

A: The Sponsor recommends that you vote “FOR” both of the proposals. A vote for a proposal means that you consent to the proposal.

Q: Does the Sponsor have an interest in the two proposals?

A: Yes. Proposal 1 will change, among other things, the method of calculating the gross amount that the Sponsor earns.

Under the Trust Indenture, the Sponsor’s fee currently is accrued daily at an annual rate equal to 0.15% of the adjusted net asset value, or ANAV, of the Trust, subject to reduction as described below in “Background – Fees and Expenses of the Trust – Fee Reduction Agreement.”

For each day, the ANAV of the Trust is determined by subtracting from the value of the Trust’s gold (determined using the afternoon London gold fix price as described in the Original Trust Indenture) the fees and expenses accrued through the prior day and the current day’s accrual of the estimated expenses of the Trust which are not computed by reference to the value of the Trust or its assets (that is, expenses other than the fees of the Sponsor, the Trustee, State Street Global Markets, LLC, the marketing agent for the Shares of the Trust, or the Marketing Agent, and HSBC Bank USA, N.A., the custodian of the Trust, or the Custodian). The ANAV of the Trust is then used to compute the current day’s accrual of the fees of the Sponsor, the Trustee and the Marketing Agent. To determine the net asset value of the Trust, or NAV of the Trust, the current day’s accrual of the fees of the Sponsor, the Trustee, the Marketing Agent and the Custodian is subtracted from the ANAV of the Trust.

Under Proposal 1, the Sponsor’s fee would accrue daily at an annual rate equal to 0.40% of the daily NAV, in exchange for the Sponsor assuming the responsibility to pay all other ordinary fees and expenses of the Trust. For each day, the daily NAV will be determined by subtracting from the value of the Trust’s gold (determined using the afternoon London gold fix price as described in Appendix A to this Consent Solicitation Statement) the fees and expenses of the Trust accrued through the prior day.

While the net amount of fees and expenses payable by the Trust under Proposal 1 will not increase, the net amount earned by the Sponsor could be greater or smaller than the fee of 0.15% of the daily ANAV of the Trust it currently earns, depending on the actual expenses of the Trust.

In addition, Proposal 2 will permit the Sponsor to engage and compensate affiliates for providing marketing and other services to the Trust.

Q: Who is entitled to vote on the two proposals?

A: Shareholders as of the close of business on [June —,] 2014, or the Record Date, may vote on the Proposals. On the Record Date, — Shares were issued and outstanding. Each Share is entitled to one vote on each Proposal.

Q: How many votes does each proposal require?

A: Each proposal requires the consent of at least 51% of the Shares outstanding as of the Record Date.

Q: Will there be a shareholders’ meeting with regard to the two proposals?

A: There will be no meeting of shareholders with regard to the two proposals.

Q: When is the deadline to vote?

A: Broadridge Financial Solutions, Inc. must receive your vote no later than 4:00 p.m., New York City time, on [June —,] 2014, subject to early termination of this Consent Solicitation, including if the consent of the Shareholders holding 51% of the Trust’s outstanding Shares has been received, or the extension of the Expiration Date at the discretion of the Sponsor.

Q: How can I vote my Shares?

A: You should have received instructions on how to vote from your broker, bank or other nominee. Please follow their instructions carefully.

You may generally vote by one of the following methods:

•	By Mail. If you requested printed copies of the consent materials to be mailed to you, you may vote by signing, dating and returning your Written Consent in the enclosed pre-addressed envelope; or

•	By Methods Listed on the Written Consent. Please refer to your Written Consent or other information provided by your bank, broker, nominee or other shareholder of record to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the Written Consent or other information provided to the shareholders of record.

Individual certificates have not been issued for the Shares. Instead, global certificates have been deposited by the Trustee with the Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time.

Under the Trust Indenture, only the following persons may be record holders of Shares: (i) DTC participants, or DTC Participants; (ii) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant, or Indirect Participants; and (iii) those brokers, banks and other nominees who hold interests in the Shares through DTC Participants or Indirect Participants.

If you hold your Shares through a broker, bank or other nominee, you are considered the beneficial owner of the Shares, and your broker is the holder of record. You have the right to direct your broker as to how to vote your Shares. If you request a printed copy of the consent materials by mail, your broker will provide a Written Consent for you to use.

Q: What are broker non-votes?

A: Broker non-votes are shares held by brokers, banks and other nominees that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients. If your broker holds your Shares in its name and you do not instruct your broker how to vote, your Shares will not be voted on the proposals. A broker non-vote, or an abstention, will have the same effect as a vote against a proposal.

Q: Why didn’t I receive a notice in the mail about the Internet availability of the Consent Solicitation Statement?

A: We are providing some of our Shareholders, including some of our Shareholders who are living outside of the United States, with paper copies of the Consent Solicitation Statement and Written Consent instead of a Notice about the Internet availability of such documents. In addition, we are providing notice of the availability of the Consent Solicitation Statement by e-mail to those Shareholders who have previously elected delivery of proxy materials electronically. Those Shareholders should have received an e-mail containing a link to the website where those materials are available and a link to the voting website for the Proposal.

Q: How can I access the Consent Solicitation Statement electronically?

You can view this Consent Solicitation Statement on the Internet at http://www.spdrgoldshares.com/

Q: Can I change my vote?

A: Your latest vote on a proposal is the one that counts. Therefore, you can revoke a prior vote simply by voting again, at any time during the Voting Period, over the Internet, with your Written Consent, or by toll-free telephone call.

Q: Whom should I contact if I have more questions?

A: Please call our solicitation agent, Broadridge Financial Solutions, Inc., toll-free at 855-601-2251.

Overview of the Proposals

This Consent Solicitation Statement is furnished to obtain the consent of the Shareholders to amend the Trust Indenture with respect to the following two proposals.

•	Proposal 1 will change the manner in which the ordinary fees and expenses of the Trust are paid to provide that, in return for the Trust’s payment to the Sponsor of a fee of 0.40% per year of the daily NAV of the Trust, the Sponsor will be responsible for all other ordinary fees and expenses of the Trust; regardless of whether such fees and expenses exceed the Sponsor’s fee of 0.40% per year of the daily NAV of the Trust.

•	Proposal 2 will permit the Sponsor to compensate affiliates for providing marketing and other services to the Trust.

If either or both of the proposals are adopted, the Sponsor and Trustee will execute an amendment to the Trust Indenture, incorporating the changes with respect to such proposal(s) adopted, as indicated in Appendix A. Changes will also be required in the agreements with the various service providers to the Trust if Proposal 1 is adopted to reflect the change in payment procedure and any changes in payment terms.

To the extent Shareholder approval for Proposal 1 is obtained, it and Proposal 2 will not be implemented until such time as reasonable procedures have been effected to prevent the Trust from having to pay more than 0.40% per year of the daily NAV of the Trust for the ordinary expenses of the Trust to be paid by the Sponsor in the event the Sponsor does not pay one or more of the Trust’s service providers.

Background

The Trust is an investment trust, formed on November 12, 2004 under New York law pursuant to the Original Trust Indenture. World Gold Trust Services, LLC is the Sponsor. The Bank of New York Mellon is the Trustee. State Street Global Markets, LLC is the Marketing Agent. The Trust holds gold and from time to time issues Shares, in baskets, in exchange for deposits of gold and distributes gold in connection with redemptions of baskets. A basket equals a block of 100,000 Shares. Authorized Participants, or Authorized Participants, are the only persons permitted to create or redeem baskets of Shares. The investment objective of the Trust is for the Shares to reflect the performance of the price of gold bullion, less the Trust’s expenses. The Trust is not actively managed.

The Trust was the first publicly traded investment trust in the United States that was designed to track the price of a commodity. Since the formation of the Trust, a number of similar trusts designed to track the price of a commodity have been formed and the procedures and standards associated with these trusts have evolved. Proposal 1, along with certain other amendments incorporated into the [June 2014 Amendment], are intended, among other things, to update certain of the provisions of the Original Trust Indenture to align them with the provisions contained in the trust agreements of similar exchange traded products that were launched subsequent to the Trust and to clarify provisions in the Original Trust Indenture so that they will be consistent with industry practice that has evolved subsequent to the initial public offering of the Trust.

Proposal 1

The Trust’s estimated ordinary operating expenses accrue daily and are currently reflected in the NAV of the Trust. The ordinary operating expenses of the Trust include: (i) fees paid to the Sponsor, (ii) fees paid to the Trustee, (iii) fees paid to the Custodian, (iv) fees paid to the Marketing Agent and other marketing costs and (v) various Trust administration fees, including printing and mailing costs, legal and audit fees, registration fees and listing fees. The fees of the Sponsor, Trustee, Custodian and Marketing Agent and the administration fees of the Trust are accrued and paid by the Trust. The Trustee sells gold held by the Trust on an as-needed basis to pay the Trust’s expenses.

Proposal 1 provides that, in return for a payment by the Trust to the Sponsor that will not exceed 0.40% per year of the daily NAV of the Trust, the Sponsor will become responsible for all the ordinary expenses of the Trust. Such fee will not increase if the ordinary expenses of the Trust exceed 0.40% per year of the daily NAV of the Trust even if the fee reduction agreement, discussed below, currently in place between the Sponsor and the Marketing Agent ends.

At present, the Trustee pays the following ordinary operating expenses of the Trust from the assets of the Trust:

Sponsor. The Sponsor currently receives a fee payable monthly in arrears that is accrued daily at an annual rate equal to 0.15% of the ANAV of the Trust and is subject to reduction as described below. The Trust also reimburses the Sponsor for certain disbursements and expenses incurred in connection with the Trust.

Trustee. The Trustee’s fee is payable monthly in arrears and is accrued daily at an annual rate of 0.02% of the ANAV of the Trust, subject to a minimum fee of $500,000 and a maximum fee of $2 million annually as compensation for services performed under the Original Trust Indenture. The Trustee’s fees for fiscal 2013 were $2 million. The Trust also reimburses the Trustee for certain expenses and disbursements and for any extraordinary services.

Custodian. Fees are paid to the Custodian as compensation for its custody services in connection with the accounts maintained by the Trust with the Custodian. The Custodian’s fee is computed at an annual rate equal to 0.10% of the average daily aggregate value of the first 4.5 million ounces of gold held in the Trust’s accounts and 0.06% of the average daily aggregate value of all gold held in the Trust’s accounts in excess of 4.5 million ounces. The Custodian’s fees for fiscal 2013 were approximately 0.066% of the average daily aggregate value of the gold held in the Trust’s accounts.

Marketing Agent. The Marketing Agent’s fee is payable monthly in arrears and is accrued daily at an annual rate equal to 0.15% of the ANAV of the Trust and is subject to reduction as described below. The Trust also reimburses the Marketing Agent for certain marketing costs.

Administration Fees. The administration fees of the Trust total approximately 0.03% to 0.04% of the ANAV of the Trust based on an annual rate that accrues daily. These fees include: (i) SEC registration fees and other regulatory fees; (ii) audit and quarterly review fees; (iii) legal fees; (iv) internal and external auditor fees in respect of Sarbanes Oxley compliance; (v) printing fees; and (vi) certain marketing and other costs.

Fee Reduction Agreement. Under the marketing agent agreement, dated as of November 16, 2004, between the Sponsor and the Marketing Agent, or the Marketing Agent Agreement, and Section 10.06 of the Trust Indenture, the fees of the Sponsor and the Marketing Agent are subject to reduction while the Marketing Agent Agreement is in effect.

The reduction applies whenever at the end of a particular month, the estimated ordinary expenses of the Trust for such month (including the Marketing Agent’s fees and the Sponsor’s fees for such month) exceed 0.40% per year of the daily ANAV of the Trust for such month. If the reduction applies, the fees payable to the Sponsor and the Marketing Agent for such month are reduced by the amount of such excess in equal shares up to the full amount of their fees, thus maintaining the ordinary expenses of the Trust at 0.40% per year of the daily ANAV of the Trust. However, in the event that the ordinary expenses of the Trust exceeded 0.70% per year of the daily ANAV of the Trust for a particular month, the Trust would bear the excess of such expenses over 0.70% per year of the daily ANAV of the Trust for that month, notwithstanding that the fees of the Sponsor and the Marketing Agent would be reduced to zero for that month. This agreement is referred to as the Fee Reduction Agreement.

Currently, the Fee Reduction Agreement ends when the Marketing Agent Agreement is no longer in effect. If the Marketing Agent Agreement is not renewed or is otherwise terminated, there is no assurance that any service provider of the Trust would agree to a similar or other fee reduction arrangement in the future or that the Sponsor would do so unilaterally. After the Marketing Agent Agreement is no longer in effect, the estimated ordinary expenses payable by the Trust each month may be more than they would have been had the Fee Reduction Agreement continued to be in place. This would reduce the NAV of the Trust more rapidly than if the Fee Reduction Agreement were in effect, adversely affecting the value of the Shares.

If Proposal 1 is adopted, the Sponsor will receive an annual fee equal to 0.40% of the daily NAV of the Trust and in return the Sponsor will be responsible for the payment of the ordinary fees and expenses of the Trust, including the Trustee’s fee, the Custodian’s fee, the Marketing Agent’s fee and the administration fees of the Trust, regardless of whether the ordinary expenses of the Trust exceed 0.40% of the daily NAV of the Trust. If Proposal 1 is adopted, the Fee Reduction Agreement will be terminated as unnecessary simultaneously with the amendment of the Marketing Agent Agreement to reflect the change in the method of payment of the Marketing Agent. The fee that the Sponsor will receive and the ordinary expenses of the Trust for which the Sponsor will be responsible are described below in “Proposal 1 – The Fees and Expenses of the Trust.”

If Proposal 1 is adopted, the Sponsor’s assumption of the ordinary fees and expenses of the Trust will provide Shareholders with on-going assurance that the ordinary fees and expenses for which the Trust is responsible will not increase over time. Under the current expense structure of the Trust, the Trust could be responsible for ordinary expenses of the Trust in excess of 0.40% of the daily NAV of the Trust if the Fee Reduction Agreement ceased to be in effect due to the termination of the Marketing Agent Agreement or, for the period that the Fee Reduction Agreement is in effect, if, as discussed above, the ordinary expenses of the Trust exceeded 0.70% of the daily ANAV of the Trust for a particular month.

Proposal 2

Proposal 2 would permit the Sponsor to more effectively use affiliates to provide marketing and other services to the Trust. The Trust Indenture currently does not permit the Sponsor to pay its affiliates for any services rendered on behalf of the Trust, except from the Sponsor’s current fee of 0.15% of the daily ANAV of the Trust. The Sponsor believes that it will be in the best interests of the Trust if the Sponsor were permitted to engage and pay certain of its affiliates, for example, those that have expertise with respect to gold as an asset class, including the marketing of gold as an asset class. The Sponsor believes that having the ability to utilize the expertise of the World Gold Council, the Sponsor’s ultimate parent company, and its affiliates more effectively, when and if needed, will be beneficial for the Trust and its Shareholders. The Sponsor will be responsible for any payments made to affiliates for providing any services to the Trust.

Potential Disadvantages of the Two Proposals

There can be no assurance the two proposals, if adopted, will in fact have the effects discussed above. While the Sponsor believes that it will be better able to administer and control the costs of the Trust if the two proposals are adopted, the proposals could cause the Sponsor to reduce its costs at the expense of the level of services provided the Trust.

Effect of Non-Adoption of Proposals 1 and 2

If one or both of Proposals 1 and 2 are not adopted, the Trust will continue to operate in the same manner as it has operated with respect to the subject matter of the proposal(s) not adopted.

Additional Amendments to the Original Trust Indenture

The [June 2014 Amendment] includes amendments that clarify and supplement provisions of the Original Trust Indenture. The amendments incorporated in the [June 2014 Amendment] are:

Creation and Redemption of Shares. This amendment clarifies the methodology utilized by the Trustee to value the gold held by the Trust and the net asset value per Share, or NAV per Share, of the Trust on each business day. While the Trustee has utilized this methodology since the formation of the Trust, which methodology is the customary practice employed by similar investment trusts, the language of the Original Trust Indenture was general and did not specifically identify the methodology utilized by the Trustee. This amendment provides additional clarity and certainty to the Original Trust Indenture. The amendment provides that:

•	in connection with the Trustee’s valuation of the gold held by the Trust on each business day, gold deliverable to the Trust by an Authorized Participant in connection with the Authorized Participant’s order to create new baskets of Shares will be considered held by the Trust for purposes of such valuation beginning on the first business day following the date of the order and gold deliverable from the Trust to an Authorized Participant in connection with the Authorized Participant’s order to redeem baskets of Shares will not be considered held by the Trust for purposes of such valuation beginning on the first business day following the date of the order; and

•	in connection with the Trustee’s determination of the NAV per Share of the Trust on each business day, (1) Shares deliverable to an Authorized Participant from the Trust in connection with the Authorized Participant’s order to create new baskets of Shares will be considered outstanding beginning on the first business day following the date of the order and (2) Shares deliverable by an Authorized Participant to the Trust in connection with the Authorized Participant’s order to redeem baskets of Shares will not be considered outstanding beginning on the first business day following the date of the order.

When calculating the NAV per Share of the Trust, fractions smaller than $0.01 will be disregarded. These amendments align the Original Trust Indenture with customary practice among investment trusts that are comparable to the Trust and with the current practices of the Trustee.

The relevant amendments to the Original Trust Indenture are set forth in Sections 4.01 and 5.01 of the [June 2014 Amendment]attached as Appendix B to this Consent Solicitation Statement.

Creation and Issuance of Creation Baskets. This amendment clarifies the procedures utilized by the Trustee in the creation and issuance of additional baskets of Shares (a basket of Shares equals a block of 100,000 Shares). The amendment provides that the creation of baskets of Shares may only be made after the requisite gold is deposited in the allocated account of the Trust that has been established with the Custodian, or the Trust Allocated Account.

The creation and redemption of baskets of Shares requires the delivery to the Trust or the distribution by the Trust of the amount of gold and any cash represented by the baskets of Shares being created or redeemed, the amount of which is based on the combined NAV of the number of Shares included in the baskets of Shares being created or redeemed. Baskets of Shares may be created or redeemed only by Authorized Participants. Prior to the [June 2014 Amendment], after accepting an Authorized Participant’s purchase order for the creation of a basket of Shares, the Trustee could issue and deliver baskets of Shares at or shortly after 9:00 a.m. New York time on the third business day after the purchase order date, but only if by such time the Trustee has received, among other things, a notice from the Custodian that the Custodian has received the requisite gold bullion for the account of the Trust to the credit of the unallocated account established by the Trust with the Custodian, or the Trust Unallocated Account, from an unallocated account established by an Authorized Participant with the Custodian. During those periods when gold is held in the Trust Unallocated Account, the Trust has no proprietary rights to any specific bars of gold held by the Custodian and would be an unsecured creditor of the Custodian with respect to the amount of gold held in such unallocated account. In the event the Custodian becomes insolvent, the Custodian’s assets might not be adequate to satisfy a claim by the Trust for the amount of gold held in the Trust Unallocated Account.

While it has been the practice of the Trustee to only issue baskets of Shares against the delivery of the requisite gold into the Trust Allocated Account, the amendment clarifies that creations may only be made after the required gold deposit has been allocated to the Trust Allocated Account from the Trust Unallocated Account.

This amendment provides additional security for Shareholders by eliminating potential risks related to issuing baskets of Shares against unallocated gold if the Custodian was to become insolvent or if the unallocated gold was otherwise not allocated for some other unforeseen reason. The relevant amendment to the Original Trust Indenture is principally set forth in Section 2.03 of the [June 2014 Amendment] attached as Appendix B to this Consent Solicitation Statement.

Record Date. This amendment defines the record date for all matters requiring a record date. The Original Trust Indenture specified the record date for cash distributions only. This amendment provides additional clarity and certainty to the Original Trust Indenture.

The relevant amendments to the Original Trust Indenture are principally set forth in Section 3.12 of the [June 2014 Amendment] attached as Appendix B to this Consent Solicitation Statement.

Removal of a Custodian. The amendment made explicit that the Sponsor may direct the Trustee to remove a Custodian. Currently, the Sponsor may direct the Trustee to employ one or more other custodians in addition to or in replacement of the Custodian or any successor custodian or additional custodian for the safekeeping of gold and services in connection with its deposit and delivery, provided that the Sponsor may not direct the employment of a successor custodian or an additional custodian without the Trustee’s consent, if such employment would have a materially adverse effect on the Trustee’s performance of its duties hereunder. The Trustee may also, with the prior approval of the Sponsor, employ one or more other successor custodians or additional custodians selected by the Trustee for the safekeeping of gold and services in connection with its deposit and delivery.

The Trustee is responsible for monitoring the performance of each Custodian and for taking such actions to enforce the obligations of each Custodian as are necessary to protect the Trust and the rights and interests of its Shareholders. In the event that the Trustee determines that maintenance of gold with a Custodian is not in the best interest of the Shareholders, the Trustee shall so advise the Sponsor and thereafter take such reasonable action as the Sponsor shall direct, or if the Sponsor has not given direction within one business day, shall initiate action to remove the gold from the custody of the Custodian or take such other action as the Trustee determines appropriate to safeguard the interests of Shareholders.

This amendment provides additional clarity and certainty to the Original Trust Indenture. The relevant amendments to the Original Trust Indenture are set forth in Section 3.02(b) of the [June 2014 Amendment] attached as Appendix B to this Consent Solicitation Statement.

Sponsor Fee Waiver. This amendment makes it explicit that the Sponsor has the right to waive part or all of its fee. This amendment provides flexibility and certainty so that the Sponsor may, at its election, provide a benefit to the Shareholders.

The relevant amendments to the Original Trust Indenture are principally set forth in Section 7.04 of the [June 2014 Amendment] attached as Appendix B to this Consent Solicitation Statement.

Stock Exchange Listings. The Shares trade on the NYSE Arca, NYSE Euronext’s fully electronic U.S. trading platform. The Shares may be bought and sold on the NYSE Arca like any other exchange-listed security and the listing provides institutional and retail investors with an efficient means to implement their investment strategies. Prior to the listing of the Shares on the NYSE Arca, the Shares were listed on the NYSE. The Shares are also listed on the Bolsa Mexicana de Valores, Singapore Stock Exchange, the Stock Exchange of Hong Kong and the Tokyo Stock Exchange. Such listings provide additional liquidity for the Shares.

While the Original Trust Indenture generally allowed for the listing of the Shares on other exchanges, the Sponsor believed it was prudent to amend the Original Trust Indenture to specifically provide for such ability. This change provides the Sponsor with the authority to address any unique registration or listing requirements related to such foreign exchanges and securities markets that may arise.

The amendment clarifies the right of the Sponsor (i) to register or qualify the Shares or to list the Shares on exchanges and securities markets and to maintain or discontinue any such registrations, qualifications or listings, in each case in such jurisdictions as the Sponsor may determine and (ii) to take certain actions in connection therewith that are not otherwise provided for in the Original Trust Indenture.

The relevant amendments to the Original Trust Indenture principally are set forth in Section 10.02 of the [June 2014 Amendment] attached as Appendix B to this Consent Solicitation Statement.

The description in this Consent Solicitation Statement of the two proposals and the recent amendments to the Original Trust Indenture is qualified by reference to the proposed amendments contained in Appendix A hereto and the [June 2014 Amendment] attached hereto as Appendix B. Shareholders should read Appendix A carefully before voting on the two proposals.

Proposal 1

Fees and Expenses of the Trust

If approved, Proposal 1 would change the manner in which the ordinary fees and expenses of the Trust are paid so that the Trust’s only ordinary recurring expense would be a set fee payable to the Sponsor. In exchange for the Sponsor’s fee, which would be accrued daily at an annualized rate equal to 0.40% of the daily NAV of the Trust and be paid monthly in arrears, the Sponsor would assume the following fees and expenses:

•	Fees for the Trustee’s ordinary services and the reimbursement of its customary and ordinary out-of-pocket expenses;

•	Subject to the prior written approval of the Sponsor, compensation paid to agents employed by the Trustee;

•	Fees, expenses and other charges of the Custodian payable by the Sponsor under the Allocated Bullion Account Agreement and the Unallocated Bullion Account Agreement, each dated June 1, 2011 and between the Trustee and the Custodian, or the Allocated Bullion Account Agreement and the Unallocated Bullion Account Agreement, as amended, and, subject to the prior written approval of the Sponsor, (i) other fees, expenses and charges for the custody, deposit or delivery of gold and the services related to the custody and safekeeping of gold and (ii) fees, expenses and charges charged by any other custodian pursuant to a custody agreement;

•	Expenses incurred in contacting Shareholders, up to an aggregate amount for any fiscal year of $500,000;

•	Audit and accounting fees and expenses of the Trust;

•	Legal fees and expenses (including the costs of any litigation) of the Sponsor, the Trust, the Trustee and the Custodian, up to an aggregate amount for any fiscal year of $500,000;

•	Fees paid to DTC for custody of Shares;

•	Federal and state annual fees in keeping the registration of Shares on a current basis for the issuance of baskets of Shares in exchange for deposits of gold and related fees and expenses, including fees and expenses related to the registration, qualification, maintenance or discontinuance of the Shares for offering and sale, the listing, maintenance or discontinuance of the Shares on securities exchanges or securities markets and the preparation and filing of the Trust’s periodic and other reports or documents required under federal, state or foreign securities or other laws;

•	Expenses relating to the printing and distribution of marketing materials describing the Trust and Shares (including associated legal, consulting, advertising and marketing costs and other out-of-pocket expenses);

•	Fees of the Marketing Agent and the out-of-pocket expenses of the Marketing Agent in the manner agreed to by the Sponsor and the Marketing Agent;

•	Expenses related to the maintenance of a website for the Trust, including licensing costs, and the marketing of the Shares by the Sponsor; and

•	Any other expenses expressly payable by the Sponsor under the Trust Indenture.

During the fiscal year ended September 30, 2013, the aggregate amount of these fees and expenses were approximately $229.7 million, or approximately 0.40% of the ANAV of the Trust. Had Proposal 1 been in effect during the fiscal year ended September 30, 2013, the total fees and expenses of the Trust would not have materially changed.

The remaining non-recurring and other charges would continue to be accrued and paid by the Trust. These expenses include:

•	Expenses and other charges of the Custodian payable by the Trustee on behalf of the Trust under the Allocated Bullion Account Agreement and the Unallocated Bullion Account Agreement (including (i) any relevant taxes, duties and governmental charges and (ii), as discussed below, the obligation to indemnify the initial custodian) and, subject to the prior written approval of the Sponsor, (i) other expenses and charges for the custody, deposit or delivery of gold and services related to the custody and safekeeping of gold and (ii) expenses and charges charged by any other custodian pursuant to a custody agreement;

•	The expenses of the Trustee, other than customary and ordinary out-of-pocket expenses and fees of agents for performing services the Trustee is required to perform under the Trust Indenture;

•	Fees of the Trustee for extraordinary services performed under the Trust Indenture;

•	Taxes and various other governmental charges;

•	Any taxes, fees and charges payable by the Trustee with respect to creation or redemption of baskets of Shares;

•	Any taxes or other governmental charges imposed on the Sponsor in respect of the Trust, its assets, including gold, or the Shares;

•	Expenses and costs of any action taken by the Trustee or the Sponsor to protect the Trust and the rights and interests of Shareholders;

•	Indemnification of the Trustee or the Sponsor as provided in the Trust Indenture;

•	Expenses incurred in contacting Shareholders in excess of $500,000;

•	Indemnification of the Custodian as provided in the Allocated Bullion Account Agreement and the Unallocated Bullion Account Agreement;

•	Reimbursement of Authorized Participants under the Participant Agreements among the Authorized Participants, the Trustee and the Sponsor, to the extent provided therein, for amounts payable by the Sponsor pursuant to Section 10 of such Participant Agreements to the extent the Sponsor has not paid such amounts when due under such Section 10;

•	Reimbursement of the Marketing Agent under the November 16, 2004 Reimbursement Agreement between the Trustee and the Marketing Agent for any and all amounts payable by the Sponsor pursuant to Section 7 of the Marketing Agent Agreement, to the extent the Sponsor has not directly paid such amounts when due, as provided therein;

•	The amount of any legal fees and expenses (including the costs of any litigation) of the Sponsor, the Trust, the Trustee and the Custodian in excess of an aggregate amount for any fiscal year of $500,000; and

•	All other expenses of the Trust not assumed by the Sponsor as described above, including all such other expenses identified as chargeable to the Trust under the Trust Indenture.

The amendments to the Trust Indenture that relate to this Proposal 1 principally are set forth in Sections 3.05(a) and (b) of the proposed amendments that are contained in Appendix A to this Consent Solicitation Statement.

To the extent Shareholder approval for Proposal 1 is obtained, Proposal 1 will not be implemented until such time as reasonable procedures have been effected to prevent the Trust from having to pay more per year than 0.40% of the daily NAV of the Trust for the ordinary expenses of the Trust to be paid by the Sponsor in the event the Sponsor does not pay one or more of the Trust’s service providers.

The Sponsor believes that by changing the manner in which the ordinary fees and expenses of the Trust are paid so that the Trust’s only ordinary recurring expense would be the Sponsor’s fee, the accounting for the Trust’s fees and expenses will be simpler and more efficient and the Sponsor will be able to provide greater oversight over the Trust’s service providers. The Sponsor believes that it will be better able to control the Trust’s costs if Proposal 1 is adopted. The Sponsor also believes that the proposed fee arrangement is customary among investment trusts that are comparable to the Trust.

The Sponsor has an interest in Proposal 1, since Proposal 1 will change, among other things, the method of calculating the gross amount that the Sponsor earns from 0.15% of the daily ANAV to 0.40% of the daily NAV of the Trust, in exchange for the Sponsor assuming the responsibility to pay all other ordinary fees and expenses of the Trust. As set out above, had Proposal 1 been in effect during the fiscal year ended September 30, 2013, the total fees and expenses of the Trust would not have been materially different. If Proposal 1 is approved, the Sponsor may earn a greater fee than would have been the case absent Proposal 1, if the portion of the expenses of the Trust that are payable by the Sponsor as a result of Proposal 1 are less than the difference between the 0.40% of the daily NAV of the Trust payable to the Sponsor under Proposal 1 and the 0.15% of the daily ANAV of the Trust currently payable to the Sponsor, including as a result of the Sponsor’s ability to decrease the ordinary expenses of the Trust after the implementation of the Proposal.

THE SPONSOR AND ITS BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE IN FAVOR OF PROPOSAL 1.

Proposal 2

Affiliate Marketing and Other Services

Proposal 2 would permit the Sponsor to more effectively use affiliates to provide marketing and other services to the Trust. The Trust Indenture currently does not permit the Sponsor to reimburse its affiliates for any services rendered on behalf of the Trust, except from the Sponsor’s current fee of 0.15% of the daily ANAV of the Trust. The Sponsor believes that it will be in the best interests of the Trust if it were permitted to engage and pay certain of its affiliates, for example those that have expertise with respect to gold as an asset class. The Sponsor believes that having the ability to utilize the expertise of the World Gold Council and its affiliates more effectively, when and if needed, will be beneficial for the Trust and its Shareholders. The Sponsor will be responsible for any payments made to affiliates for providing any services to the Trust.

The amendments to the Trust Indenture that relate to this Proposal 2 principally are set forth in Section 3.08(c) of the proposed amendments that are contained in Appendix A to this Consent Solicitation Statement.

To the extent Shareholder approval for Proposal 1 is obtained, neither Proposal 1 nor Proposal 2 will be implemented until such time as reasonable procedures have been effected to prevent the Trust from having to pay more per year than 0.40% of the daily NAV of the Trust for the ordinary expenses of the Trust to be paid by the Sponsor in the event the Sponsor does not pay one or more of the Trust’s service providers.

THE SPONSOR AND ITS BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE IN FAVOR OF PROPOSAL 2.

Information on Voting

Record Date

Shareholders as of the close of business on [June —,] 2014, or the Record Date, may vote on the two proposals. On the Record Date, — Shares were issued and outstanding.

Votes Needed to Approve the Proposal

The consent of at least 51% of the Shares outstanding as of the Record Date is required to adopt each proposal.

Voting Rights

Shareholders are entitled to cast one vote for each Share owned on the Record Date for each proposal.

Consent Solicitation Methods

The Trust will solicit Shareholder votes in a variety of ways. All Shareholders who are entitled to vote will receive these consent solicitation materials either by mail or electronically (assuming that applicable requirements are met). In addition, the employees and officers of the Sponsor and its affiliates may solicit Shareholder consents in person, by telephone, by mail, or over the internet, all at no cost to the Trust. The Trustee and Sponsor have also engaged the services of Broadridge Financial Solutions, Inc. to assist in the solicitation of consents.

Solicitation Costs

The Trust will pay all costs of soliciting consents from Shareholders, including costs relating to the printing, mailing, and tabulation of consents. By submitting your Written Consent immediately, you can help the Trust avoid additional solicitation expenses.

Broker Non-Votes

Broker non-votes are Shares held by brokers, banks and other nominees that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients. If your broker holds your Shares in its name and you do not instruct your broker how to vote on a proposal, your Shares will not be voted on the proposal. A broker non-vote, or an abstention, will have the same effect as a vote against each proposal.

Voting

You should have received instructions on how to vote from your broker, bank or other nominee. Please follow their instructions carefully.

You may generally vote by one of the following methods:

•	By Mail. If you requested printed copies of the consent materials to be mailed to you, you may vote by signing, dating and returning your Written Consent in the enclosed pre-addressed envelope; or

•	By Methods Listed on the Written Consent. Please refer to your Written Consent or other information provided by your bank, broker, nominee or other shareholder of record to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the Written Consent or other information provided to the shareholders of record.

Individual certificates have not been issued for the Shares. Instead, global certificates are deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time.

Under the Trust Indenture, only the following persons may be record holders of Shares, or Shareholders: (i) DTC Participants; (ii) Indirect Participants; and (iii) those brokers, banks and other nominees who hold interests in the Shares through DTC Participants or Indirect Participants.

If you hold your Shares through a broker, bank or other nominee, you are considered the beneficial owner of the Shares, and your broker is the shareholder of record. You have the right to direct your broker how to vote your Shares. If you request a printed copy of the consent materials by mail, your broker will provide a written consent form for you to use.

Broadridge Financial Solutions, Inc. must receive your Written Consent no later than 4:00 p.m., New York City time, on [June —,] 2014, unless the period for voting is extended by the Sponsor. There will be no meeting of Shareholders with regard to the two proposals. A final count will be made by Broadridge Financial Solutions, Inc. no later than [June —,] 2014.

Changing Your Vote

Your latest vote on a proposal is the one that counts. Therefore, you can revoke a prior vote on a proposal simply by voting again—over the Internet, with your Written Consent, or by toll-free telephone call.

Security Ownership of Certain Beneficial Owners

To the knowledge of the Sponsor, no person owns more than 5% of the outstanding Shares.

Security Ownership of Management

The Trustee does not beneficially own any of the Shares. In various fiduciary capacities, The Bank of New York Mellon owned, directly or indirectly through its subsidiaries or affiliates, as of [June —,] 2014 an aggregate of — Shares. The Bank of New York Mellon disclaims any beneficial interests in these Shares.

Additional Information

Annual, quarterly and special reports and other information are filed with the Securities and Exchange Commission (Commission File Number 1-32356). These filings contain important information which does not appear in this Consent Solicitation Statement. For further information about us, you may read and copy these filings at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 or by accessing the SEC’s website (http://www.sec.gov). You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330, and may obtain copies of our filings from the public reference room by calling (202) 551-8090.

You can also view these consent materials on the internet at our website at http://www.spdrgoldshares.com. You may also obtain other information about us by visiting our website at http://www.spdrgoldshares.com. Other than the Consent Solicitation Statement, information contained in our website is not part of this Consent Solicitation Statement.

* * *

The Solicitation Agent is:

Broadridge Financial Solutions, Inc.

1155 Long Island Avenue

Edgewood, NY 11717

855-601-2251

Appendix A

Proposed Amendments to the Trust Indenture

of the SPDR® Gold Trust

[Deletions Indicated by Strikeout and Additions Indicated by Underlining]

TEXT OF PROPOSED AMENDMENTS

TO

TRUST INDENTURE OF SPDR® GOLD TRUST

Following are proposed amendments (the “Proposed Amendments”) to the Trust Indenture (“Trust Indenture”) of SPDR® Gold Trust (the “Trust”), dated as of November 12, 2004, between World Gold Trust Services, LLC, as the sponsor of the Trust (the “Sponsor”), and The Bank of New York Mellon, as the trustee of the Trust (the “Trustee”), as previously amended. The Proposed Amendments are described in the accompanying Consent Solicitation Statement to which the Proposed Amendments are attached.

To the extent that the consent of beneficial owners of SPDR® Gold Shares (the “Shareholders”) holding at least 51% of the SPDR® Gold Shares outstanding as of the applicable record date to the Proposed Amendments is obtained, the Proposed Amendments will not be implemented until such time as reasonable procedures have been effected to prevent the Trust from having to pay more per year than 0.40% of the daily net asset value of the Trust for the ordinary expenses of the Trust to be paid by the Sponsor in the event the Sponsor does not pay one or more of the Trust’s service providers. At such time as the Sponsor and the Trustee are ready to implement the Proposed Amendments, the Proposed Amendments will be incorporated into an Amendment No. 5 to the Trust Indenture which will be executed by the Sponsor and the Trustee and made effective on a day to be selected by them. Assuming Amendment No. 5 to the Trust Indenture includes no other amendments other than the Proposed Amendments as approved by the Shareholders, no separate notification of the execution or effectiveness of Amendment No. 5 to the Trust Indenture will be sent to the Shareholders.

ARTICLE I

DEFINITIONS

* * *

~~Adjusted Net Asset Value.~~

~~The value of the assets of the Trust less certain liabilities as specified in Section 5.01.~~

Section 2.01. Scope of Trustee’s Duties.

Subject to the terms and conditions of this Agreement, the Trustee is hereby authorized to and shall perform the services for the Trust as its Trustee specified in this Agreement, which services shall include the following:

* * *

(10)	determine on each Business Day (i) the Creation Basket Gold Deposit Amount, as described in Sections 2.03 and 2.05, (ii) the valuation of Gold owned or to be received by the Trust, as described in Article IV~~,~~ and (iii) the ~~Adjusted Net Asset Value and~~ Net Asset Value of the Trust and the Net Asset Value per SPDR® Gold Share, as described in Section 5.01;

* * *

(12)	accrue and pay certain charges of the Trust as described in Section 3.05, and sell Gold to raise cash to pay such charges pursuant to Section 3.05(~~d~~c);

(13)	distribute to the Beneficial Owners any excess cash in the Cash Account, as described in Section 3.05(~~e~~d);

Section 3.05. Expenses Assumed by the Sponsor; Certain Deductions and Distributions.

~~(a) Subject to paragraph (c) of this Section, monthly, in arrears, the Trustee shall deduct from moneys held in the Cash Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Section 8.04 on account of its services performed. The Trustee shall charge the Cash Account its disbursements for payment of other expenses at such times as the Trustee determines convenient in its administration of the Trust.~~

(a) Effective as of the date of this Agreement, the Sponsor shall be responsible for the payment of following fees and expenses:

(1)	the fees for the Trustee’s ordinary services and the reimbursement of its customary and ordinary out-of-pocket expenses as set forth in Section 8.04;

(2)	subject to the prior written approval of the Sponsor, compensation paid to agents employed by the Trustee as permitted hereunder;

(3)	fees, expenses and other charges of the Initial Custodian payable by the Sponsor under the Allocated Bullion Account Agreement and the Unallocated Bullion Account Agreement and, subject to the prior written approval of the Sponsor, (i) other fees, expenses and charges for the custody, deposit or delivery of Gold and services related to the custody and safekeeping of Gold (exclusive of (y) fees for services to be performed by the Trustee and (z) any expenses borne by a Depositor or redeeming Participant as provided herein or in the Participant Agreement) and (ii) fees, expenses and charges charged by any other Custodian pursuant to a Custody Agreement.

(4)	expenses incurred in contacting Beneficial Owners in the manner described in Section 3.10 up to an aggregate amount for any fiscal year of $500,000;

(5)	audit and accounting fees and expenses of the Trust;

(6)	legal fees and expenses (including the costs of any litigation) of (i) the Sponsor and the Trust, (ii) the Custodian and (iii) the Trustee under Section 8.01(h), up to an aggregate amount for any fiscal year of $500,000;

(7)	fees paid to the Depository for custody of SPDR® Gold Shares;

(8)	federal and state annual fees in keeping the registration of SPDR® Gold Shares on a current basis pursuant to Section 10.02 for the issuance of Creation Baskets and the other fees and expenses described in Section 10.02, including fees and expenses related to the registration, qualification, maintenance or discontinuance of the SPDR® Gold Shares for offering and sale, the listing, maintenance or discontinuance of the SPDR® Gold Shares on the Exchange or one or more other exchanges or securities markets and the preparation and filing of the Trust’s periodic and other reports or documents required under federal, state or foreign securities or other laws;

(9)	expenses relating to the printing and distribution of marketing materials describing the Trust and SPDR® Gold Shares (including associated legal, consulting, advertising and marketing costs and other out-of-pocket expenses);

(10)	fees of the Initial Marketing Agent and the out-of-pocket expenses of the Initial Marketing Agent as provided in Section 3.08(b);

(11)	expenses related to the maintenance of a website for the Trust, including licensing costs, and the marketing of the SPDR® Gold Shares by the Sponsor, as provided for by Section 7.04; and

(12)	any other expenses expressly payable by the Sponsor under this Agreement.

(b) The following charges are or may be accrued and paid by the Trust:

(1)	~~Trustee’s fees as set forth in Section 8.04 and~~ the Sponsor’s fees as set forth in Section 7.04;

(2)	expenses ~~of~~ and other charges of the Initial Custodian payable by the Trustee on behalf of the Trust under the Allocated Bullion Account Agreement and the Unallocated Bullion Account Agreement (including (i) any relevant taxes, duties and governmental charges and (ii) the obligation to indemnify the Initial Custodian) and, subject to the prior written approval of the Sponsor, (i) other expenses and charges for the custody, deposit or delivery of ~~the~~ Gold ~~(exclusive of any expenses borne by a Depositor or redeeming Participant as provided herein or in the Participant Agreement), and disbursements~~ and services related to the custody and safekeeping of Gold and (ii) expenses and charges charged by ~~and indemnification due~~ any other Custodian; pursuant to a Custody Agreement.

(3)	the expenses of the Trustee described in Section 8.04(b) and the fees of the Trustee for extraordinary services performed under this Agreement;

(4)	taxes, as provided herein, and various other governmental charges;

(5)	any taxes, fees and charges payable by the Trustee with respect to Creation Baskets or Redemption Baskets;

(6)	any taxes or other governmental charges imposed on the Sponsor in respect of the Trust, its assets, including Gold, or the SPDR® Gold Shares;

(7)	~~(6)~~ expenses and costs of any action taken by a Trustee Indemnified Party or a Sponsor Indemnified Party to protect the Trust and the rights and interests of Beneficial Owners;

(8)	~~(7)~~ indemnification of the Trustee or the Sponsor as provided in this Agreement, including~~, without limitation,~~ in Sections 7.05 and 8.05;

(9)	~~(8)~~ expenses incurred in contacting Beneficial Owners in the manner described in Section 3.10 exceeding an aggregate amount for any fiscal year of $500,000;

~~(9)~~	~~legal and auditing expenses, and the compensation paid to agents employed by the Trustee as permitted hereunder;~~

~~(10)~~	~~fees paid to the Depository for custody of SPDR® Gold Shares;~~

~~(11)~~	~~federal and state annual fees in keeping the registration of SPDR® Gold Shares on a current basis pursuant to Section 10.02 for the issuance of Creation Baskets;~~

~~(12)~~	~~expenses of the Sponsor relating to the printing and distribution of marketing materials describing the Trust and SPDR® Gold Shares (including but not limited to, associated legal, consulting, advertising and marketing costs and other out-of-pocket expenses);~~

~~(13)~~	~~fees and expenses of the Marketing Agent;~~

(10)	~~(14)~~ reimbursement of the Underwriter~~, and~~ the Marketing Agent and the Participants in respect of unpaid indemnification obligations of the Sponsor as provided in Section 10.05; ~~and~~

~~(15)~~	~~stationery, postage and all other out-of-pocket expenses of the Trust not otherwise stated above incurred by it, the Sponsor or the Custodian or any Additional Custodian or Successor Custodian pursuant to actions permitted or required under this Agreement.~~

(11)	the amount of any legal fees and expenses (including the costs of any litigation) of (i) the Sponsor and the Trust, (ii) the Custodian and (iii) the Trustee under Section 8.01(h) in excess of an aggregate amount for any fiscal year of $500,000; and

(12)	all other expenses of the Trust not assumed by the Sponsor under Section 3.05(a), including all such other expenses identified as chargeable to the Trust under this Agreement.

(c) The Trustee shall, when directed by the Sponsor, and, in the absence of such direction, may, in its discretion, sell Gold in such quantity and at such times as may be necessary to permit payment of the expenses ~~hereunder~~ of the Trust, including any of the expenses enumerated in subsection (b) above. The Trustee is conclusively authorized to sell Gold at such times and in the smallest amounts required to permit payment of expenses as they come due, it being the intention to minimize the Trust’s holdings of assets other than Gold. Neither the Trustee nor the Sponsor shall have any liability for loss or depreciation resulting from sales of Gold so made. Further, the Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant the Sponsor’s direction.

*  *  *

Section 3.06. Statements and Reports.

After the end of each Fiscal Year, the Sponsor shall cause to be prepared an annual report for the Trust containing financial statements prepared by the Trustee and audited by independent accountants designated by the Sponsor. The annual report shall be in such form and contain such information as shall be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and such other regulatory agencies, and distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations. The cost of the preparation and distribution of the annual report shall be ~~an expense of~~ paid by the ~~Trust~~ Sponsor under Section 3.05(a).

Section 3.08. Counsel; Marketing Agent; Sponsor Activities.

(a) The Sponsor may from time to time employ counsel to act on behalf of the Trust and perform any legal services in connection with the Gold and the Trust, including any legal matters relating to the possible disposition or acquisition of any Gold. The fees and expenses of such counsel shall be paid by the ~~Trustee from the assets of~~ Sponsor or the Trust as provided in Sections 3.05(a) and (b).

(b) To assist the Sponsor in marketing SPDR® Gold Shares, which assistance shall include but shall not be limited to the developing and executing a marketing plan and preparing marketing materials, the Sponsor shall enter into a Marketing Agent Agreement with the Initial Marketing Agent in the form annexed as Exhibit E-2 hereto concurrently with the execution of this Agreement. The Sponsor may also from time to time employ such other additional or successor Marketing Agent(s) on such terms and conditions as the Sponsor determines. ~~Subject to the provisions of Section 10.06 hereof, the fees and expenses of~~ The Initial Marketing Agent is entitled to receive from the Sponsor fees for its ordinary services in accordance with a separate written agreement between the Sponsor and the Initial Marketing Agent ~~and~~. The Initial Marketing Agent is entitled to receive reimbursement from the Sponsor for its out-of-pocket expenses in accordance with a separate written agreement between the Sponsor and the Initial Marketing Agent. The fees and expenses of any successor or additional Marketing Agent(s) shall be paid ~~by the Trustee from the assets of the Trust~~ or reimbursed by the Sponsor in such manner as the Sponsor may determine from time to time. The Sponsor shall not be answerable for the default or misconduct of the Initial Marketing Agent and shall not be answerable for the default or misconduct of any successor or additional Marketing Agent(s) if the Sponsor shall have selected such successor or additional Marketing Agent(s) with reasonable care. The Trustee shall have no liability for the terms, value or validity of any agreement entered into by the Sponsor with a Marketing Agent or for the default or misconduct of any Marketing Agent. So long as the Marketing Agent Agreement with the Initial Marketing Agent shall be in effect, the name of the Trust shall be that identified in the preamble hereto, except to the extent the Sponsor and the Initial Marketing Agent shall otherwise determine.

(c) To assist the Sponsor in marketing the SPDR® Gold Shares and in other activities, the Sponsor may employ one or more of its affiliates to carry out marketing and other activities for the Trust, subject to Section 7.04.

Section 3.10. Book-Entry-Only System, Global Security.

* * *

(f) As described above, the Trustee will recognize the Depository or its nominee as the owner of all SPDR® Gold Shares for all purposes except as expressly set forth in this Agreement. Conveyance of all notices, statements and other communications to Beneficial Owners will be effected as follows. Pursuant to the Depository Agreement, the Depository is required to make available to the Trustee upon request ~~and for a fee to be charged to the Trust~~ a listing of the SPDR® Gold Share holdings of each DTC Participant. The Trustee shall inquire of each such DTC Participant as to the number of Beneficial Owners holding SPDR® Gold Shares, directly or indirectly, through such DTC Participant. The Trustee shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Beneficial Owners. In addition, the Sponsor or the Trust, as provided by Sections 3.05(a) and (b), shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

Section 5.01. Trust Evaluation.

As of the Evaluation Time on each Business Day, the Trustee shall subtract all ~~estimated~~ accrued but unpaid fees ~~(other than the fees computed by reference to the Adjusted Net Asset Value of the Trust, as defined below, or custody fees computed by reference to the value of Gold held by the Trust)~~, expenses and other liabilities of the Trust from the total value of the Gold determined by the Trustee pursuant to Section 4.01 and all other assets of the Trust (other than any amounts credited to the Reserve Account). The resulting figure is the “~~Adjusted Net Asset Value” of the Trust. The Trustee shall subtract from the Adjusted Net Asset Value the amount of accrued fees computed by reference to the Adjusted Net Asset Value of the Trust and custody fees computed by reference to the value of Gold held by the Trust and the resulting figure is the “~~Net Asset Value” of the Trust. The Trustee shall also divide the Net Asset Value of the Trust by the number of SPDR® Gold Shares outstanding as of the Evaluation Time on the date of the evaluation then being made, which figure is the “Net Asset Value per SPDR® Gold Share.” For purposes of this Section 5.01: (i) SPDR® Gold Shares deliverable under a Purchase Order shall be considered to be outstanding beginning on the first Business Day following the Purchase Order Date therefor; and (ii) SPDR® Gold Shares deliverable under a Redemption Order shall not be considered to be outstanding on and after the first Business Day following the Redemption Order Date therefor. Fractions smaller than $0.01 shall be disregarded in such evaluations.

~~Adjusted Net Asset Value,~~ Net Asset Value and Net Asset Value per SPDR® Gold Share shall be computed in accordance with generally accepted accounting principles in the United States. The Trustee’s estimation of accrued but unpaid fees, expenses and liabilities shall be conclusive upon all persons interested in the Trust and no revision or correction in any computation made pursuant to this Agreement shall be required by reason of any difference in amounts estimated from those actually paid.

Section 7.04. Compensation of the Sponsor.

~~Subject to the provisions of Section 10.06 hereof, as~~ As compensation for performing services under this Agreement and services provided in connection with the maintenance of a web site for the Trust, including licensing costs, and with the marketing of SPDR® Gold Shares, and for the payment by the Sponsor of the fees and expenses identified in Section 3.05(a), the Sponsor shall receive a fee~~, payable monthly in arrears,~~ in an amount per annum equal to ~~0.15% of the daily Adjusted Net Asset Value~~ 0.40 % of (i) the total value of the Gold determined by the Trustee pursuant to Section 4.01 and all other assets of the Trust (other than any amounts credited to the Reserve Account) less (ii) accrued but unpaid fees, expenses and liabilities of the Trust as of the Business Day prior to the day for which the fee is computed, which fee shall be computed and accrue daily and be paid monthly in arrears. The Sponsor ~~shall also~~ is entitled to receive reimbursement from the Trust for ~~any and~~ all ~~disbursements and~~ expenses incurred ~~hereunder. Within 30 Business Days following the end of each calendar year, the Sponsor shall certify to the Trustee the amount of its actual expenses during the preceding calendar year and shall reimburse the Trust any amounts received in excess of the expenses so certified~~ by it to the extent such expenses are chargeable to the Trust under Section 3.05(b), except that the Sponsor is not entitled to charge the Trust for fees of agents for performing services the Sponsor is required to perform under this Agreement. The Trustee shall have no liability or responsibility for amounts paid to the Sponsor pursuant to this Section. 7.04. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of its fee payable under this Section 7.04 for such periods of time as shall be specified in the Sponsor’s written notice of such fee waiver to the Trustee. The Sponsor is under no obligation to waive its fees hereunder, and any such waiver shall create no obligation to waive fees during any period not covered by the applicable waiver. Any fee waiver by the Sponsor shall not operate to reduce the Sponsor’s obligations hereunder.

Section 8.01. General Definition of Trustee’s Rights, Duties and Responsibilities.

All duties, rights, privileges and liabilities of the Trustee set forth in this Agreement are subject to the following:

*  *  *

(h) Advice of Counsel. The Trustee may consult with legal counsel of its own choosing, at the expense of the Sponsor or the Trust as provided by Sections 3.05(a) and (b), as to any matter relating to this Agreement, and the Trustee shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

*  *  *

(r) Trustee’s Liability for Custodial Services and Agents. Subject to Section 3.02 hereof, the Trustee shall not be answerable for the default of the Initial Custodian or any Custodian employed at the direction of the Sponsor or selected by the Trustee with reasonable care. The Trustee may also employ custodians for Trust assets other than Gold, agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any such custodians, agents, attorneys, accountants, auditors and other professionals if such custodians, agents, attorneys, accountants, auditors or other professionals shall have been selected with reasonable care. The fees and expenses charged ~~by Custodians~~ for custody, deposit or delivery of Gold and services related to the custody and safekeeping of Gold by any Custodian (including, for avoidance of doubt, any fees paid to the Initial Custodian under the Allocated Bullion Account Agreement and Unallocated Bullion Account Agreement), or by any agents, attorneys, accountants, auditors or other professionals, and expenses reimbursable to ~~a~~ any Custodian pursuant to a Custody Agreement, ~~exclusive of fees for services to be performed by the Trustee, shall constitute an expense of~~ are payable by the Sponsor or the Trust as provided by Sections 3.05(a) and (b). Fees paid for custody of assets other than Gold shall be an expense of the Trustee.

Section 8.02. Books, Records and Reports; Audit.

*  *  *

(c) The Trustee shall make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the United States, any State or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration. The expense of accountants employed to prepare tax returns and tax reports shall be ~~an expense of~~ paid by the ~~Trust~~ Sponsor.

(d) The accounts of the Trust shall be audited, as required by law and as may be directed by the Sponsor, by independent certified public accountants designated from time to time by the Sponsor and the cost of such audit shall be ~~an expense of~~ paid by the ~~Trust~~ Sponsor. The report of such accountants shall be furnished by the Trustee to Beneficial Owners upon request.

Section 8.04. Compensation of Trustee.

(d) The Trustee ~~shall~~ is entitled to receive ~~at the times provided in Section 3.05 as compensation for performing its~~ from the Sponsor fees for its ordinary services under this Agreement ~~an amount per annum computed on the daily Adjusted Net Asset Value of the Trust under the following schedule, payable monthly in arrears:~~ and reimbursement for its customary and ordinary out-of-pocket expenses incurred under this Agreement in accordance with a separate written agreement between the Sponsor and the Trustee.

~~provided, however, that the Trustee shall receive not less that $500,000 per annum. The Trustee’s annual compensation (including the minimum fee) shall be pro rated on a daily basis for any year in which the Trustee acts less than the entire year.~~

~~The Trustee’s fee is subject to modification as determined by the Trustee and Sponsor in good faith to reflect significant changes in the administration of the Trust or the Trustee’s duties from those contemplated herein.~~

(e) The Trustee ~~shall also~~ is entitled to charge the Trust for ~~any and~~ all expenses ~~and disbursements~~ incurred ~~hereunder, exclusive of~~ by it under this Agreement, including expenses identified as charges to the Trust under Section 3.05(b) or otherwise in this Agreement, except for (i) amounts specified in the preceding Section 8.04(a) and (ii) fees of agents for performing services ~~to be performed by~~ the Trustee~~, and for any extraordinary services performed by the Trustee hereunder relating to the Trust~~ is required to perform under this Agreement.

Section 9.01. Procedure Upon Termination.

*  *  *

(c) Written notice of termination, specifying the date of termination, upon which the Depository shall no longer permit transfers, and the anticipated period during which the assets of the Trust will be liquidated, shall be given by the Trustee to DTC Participants for dissemination to Beneficial Owners as described in Section 3.10 at least twenty (20) days prior to termination of the Trust. Such notice shall further state that, as of the date thereof and thereafter, neither requests to create additional Creation Baskets nor additional Creation Basket Deposits will be accepted. Within a reasonable period of time after such termination the Trustee shall, subject to any applicable provisions of law, sell all of the Gold not already distributed to Participants redeeming Redemption Baskets, as provided herein, if any, in such a manner so as to effectuate orderly sales and a minimal market impact. The Trustee shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the provisions of this Section 9.01. The Trustee may suspend its sales of the Gold upon the occurrence of unusual or unforeseen circumstances, including, but not limited to, a suspension in trading of gold. Upon receipt of proceeds from the sale of the last Gold held hereunder, the Trustee shall:

(i)	pay to itself individually from the Trust an amount equal to the sum of (1) ~~its accrued compensation for its ordinary services, (2)~~ any compensation due it for extraordinary services, (~~3~~2) any advances made but not yet repaid and (~~4~~3) reimbursement of any other disbursements (other than disbursements to be paid by the Sponsor under Section 8.04(a)) as provided herein;

Section 10.02. Registration (Initial and Continuing) of SPDR® Gold Shares; Listing of Shares; Certain Securities Law Filings.

*  *  *

Fees and expenses related to the registration, qualification, maintenance or discontinuance of the SPDR® Gold Shares for offering and sale, the listing, maintenance or discontinuance of the SPDR® Gold Shares on the Exchange and on one or more other exchanges or securities markets, the preparation and filing of the Trust’s periodic and other reports required under federal, state or foreign securities or other laws, registration charges, blue sky fees, printing costs, mailing costs, attorney’s fees, and other miscellaneous out-of-pocket expenses related to the activities described in this Section 10.02 shall be borne by the ~~Trust~~ Sponsor in the manner provided for by Section 3.05(a).

Section 10.03. License Agreement with the Licensor.

(a) The Sponsor shall, prior to the Initial Date of Deposit, obtain from The Bank of New York, the Sponsor and The World Gold Council licenses under such patents and patent applications and other intellectual property rights as may be necessary for the establishment and operation of the Trust and the sale of the SPDR® Gold Shares.

(b) The ~~Trust shall reimburse the~~ Sponsor shall be responsible for the cost of such licenses in accordance with Section 3.05(a).

~~Section 10.06. Reduction in Fees of Sponsor and Initial Marketing Agent.~~

~~During the period from the inception of the Trust until the seventh anniversary of the date of this Agreement or the earlier termination of the Marketing Agent Agreement, the fees of the Sponsor shall be reduced, and the disbursements from the Trust for the payment of the fees of the Initial Marketing Agent shall be limited, as follows:~~

~~If at the end of any month the estimated ordinary expenses of the Trust (including the Initial Marketing Agent’s fees and the Sponsor’s fees for such month) exceed an amount equal to forty basis points (0.40%) per annum of the daily Adjusted Net Asset Value of the Trust for such month, the fees payable to the Sponsor and the Initial Marketing Agent for such month shall be reduced by the amount of such excess in equal shares up to the amount of such fees. The Sponsor agrees promptly to refund, and shall cause the Initial Marketing Agent promptly to refund, any amount paid to the Sponsor or Initial Marketing Agent which exceeds the reduced fee payable to the Sponsor or Initial Marketing Agent, respectively, pursuant to this Section.~~

~~The provisions of this Section shall expire on the seventh anniversary of the date of this Agreement or the earlier termination of the Marketing Agent Agreement.~~

[Upon the deletion of preceding Section 10.06 from the Trust Indenture of SPDR® Gold Trust, the remaining subsequent Sections of Article X and any other references to Sections 10.07 to 10.15 shall be deemed renumbered accordingly to reflect such deletion.]

[End of Amendments]

Appendix B

AMENDMENT NO. 4

dated as of                     , 2014

to

Trust Indenture

of SPDR® GOLD TRUST

dated as of November 12, 2004

This Amendment (this “Amendment”), dated as of                     , 2014, is to the Trust Indenture (the “Trust Indenture”) of the SPDR® GOLD TRUST (the “Trust”), dated as of November 12, 2004, and as amended from time to time, between World Gold Trust Services, LLC, as the sponsor of the Trust (the “Sponsor”), and The Bank of New York Mellon, as the trustee of the Trust (the “Trustee”). This Amendment will become effective 45 calendar days from the date set forth above.

WHEREAS, the Sponsor wishes to amend the Trust Indenture for the following reasons: (i) to provide that Creation Baskets shall only be issued and delivered by the Trustee after the Creation Basket Gold Deposit Amount received by the Trust from a Participant has been transferred from the Trust Unallocated Account to the Trust Allocated Account; (ii) to make explicit that the Sponsor may direct the Trustee to remove a Custodian to the extent permitted by, and in the manner provided by, the Custody Agreements; (iii) to add a provision that defines the record date for all matters requiring a record date under the Trust Indenture; (iv) to clarify the methodology used by the Trustee to value the Gold held by the Trust and the Net Asset Value per SPDR® Gold Share of the Trust on each Business Day; (v) to make explicit that the Sponsor has the right to waive part or all of the fee it receives from the Trust for its services under the Trust Indenture; and (vi) to clarify the right of the Sponsor (a) to register or qualify the SPDR® Gold Shares or to list the SPDR® Gold Shares on exchanges and securities markets and to maintain or discontinue any such registrations, qualifications or listings, in each case in such jurisdictions as the Sponsor may determine, and (b) to take certain actions in connection therewith that are not otherwise provided for in the Trust Indenture;

WHEREAS, Section 10.01 of the Trust Indenture provides, in pertinent part, that the Sponsor and the Trustee may amend the Trust Indenture “to cure any ambiguity or to correct or supplement any provision hereof which may be defective or inconsistent or to make such other provisions in regard to matters or questions arising hereunder as will not materially adversely affect the interests of Beneficial Owners as determined in good faith by the Sponsor”; and

WHEREAS, all conditions and requirements necessary to make this Amendment a valid instrument that is legally binding on the parties hereto and on the Beneficial Owners have been satisfied.

NOW, THEREFORE, the Sponsor and the Trustee agree as follows:

1. (a) Section 2.03(a)(iii) of the Trust Indenture is hereby amended to read in its entirety as follows:

(iii)

After accepting a Participant’s Purchase Order, the Trustee will issue and deliver Creation Baskets to fill a Participant’s Purchase Order at or shortly after 11:00 a.m. New York time on the third Business Day after the Purchase Order Date, but only if by such time the Trustee has received (A) for its own account, the Transaction Fee, (B) for the account of the Trust, the Cash Deposit, if any, and (C) notice from the Custodian (which need not be the Custodian’s official report of transactions for such day) that (1) the Custodian has received for the account of the Trust to the credit of the Trust Unallocated Account (or other Custody Account provided for in the relevant Custody Agreement), from the Participant Unallocated Account (or other account of the Participant from which Gold may be transferred to the Trust in accordance with the relevant Custody Agreement) the Creation Basket Gold Deposit Amount due from the Participant submitting the Purchase Order and (2) the Custodian has transferred an amount at least equal to the Creation Basket Gold Deposit Amount from the Trust Unallocated Account (or other Custody

Account provided for in the relevant Custody Agreement) to the Trust Allocated Account (or other Custody Account provided for in the relevant Custody Agreement).

(b) The first sentence of Section 3.02(b) of the Trust Indenture is hereby amended to read in its entirety as follows:

(b) From time to time, the Sponsor may direct the Trustee (i) to remove the Custodian to the extent permitted by, and in the manner provided by, the Custody Agreements or (ii) to employ one or more other custodians (each, an “Additional Custodian” or a “Successor Custodian”) in addition to or in replacement of the Initial Custodian or any Successor Custodian or Additional Custodian for the safekeeping of Gold and services in connection with its deposit and delivery, provided that the Sponsor may not direct the employment of a Successor Custodian or an Additional Custodian without the Trustee’s consent, if such employment would have a materially adverse effect on the Trustee’s performance of its duties hereunder.

(c) (1) The definition of “Distribution Date” set forth in Article I of the Trust Indenture is hereby amended to read in its entirety as follows:

Distribution Date.

The date(s) for distribution of amounts from the Cash Account pursuant to Section 3.05(d), established by the Sponsor and Trustee pursuant to Section 3.12.

(2) The definition of “Record Date” set forth in Article I of the Trust Indenture is hereby amended to read in its entirety as follows:

Record Date.

The date(s) established by the Sponsor and the Trustee pursuant to Section 3.12 for distributions from the Cash Account pursuant to Section 3.05(d).

(3) The following new Section 3.12 is hereby added to the Trust Indenture:

Section 3.12. Fixing of Record Date.

Whenever any distribution will be made, or whenever the Trustee receives notice of any solicitation of proxies or consents from Beneficial Owners, or whenever for any reason there is a split, reverse split or other change in the outstanding SPDR® Gold Shares, or whenever the Trustee shall find it necessary or convenient in respect of any matter, the Trustee, in consultation with the Sponsor, shall fix a record date for the determination of the Beneficial Owners who shall be (i) entitled to receive such distribution or the net proceeds of the sale thereof, (ii) entitled to give such proxies or consents in respect of any such solicitation, (iii) entitled to receive SPDR® Gold Shares as a result of any such split, reverse split or other change and (iv) entitled to act in respect of any other matter for which the record date was set.

(d) The following new sentences are hereby added to the end of Section 4.01 of the Trust Indenture:

Gold deliverable under a Purchase Order shall be included in the evaluation beginning on the first Business Day following the Purchase Order Date therefor. Gold deliverable under a Redemption Order shall not be included in the evaluation on and after the first Business Day following the Redemption Order Date therefor.

(e) (1) The following clause is hereby deleted from the last sentence of the first paragraph of Section 5.01 of the Trust Indenture:

(which shall take into account the settlement of Creation Baskets and Redemption Baskets occurring on such date)

(2) The following new sentences are hereby added to the end of the first paragraph of Section 5.01 of the Trust Indenture:

For purposes of this Section 5.01: (i) SPDR® Gold Shares deliverable under a Purchase Order shall be considered to be outstanding beginning on the first Business Day following the Purchase Order Date therefor; and (ii) SPDR® Gold Shares deliverable under a Redemption Order shall not be considered to be outstanding on and after the first Business Day following the Redemption Order Date therefor. Fractions smaller than $0.01 shall be disregarded in such evaluations.

(f) The following new sentences are hereby added to the end of Section 7.04 of the Trust Indenture:

The Sponsor may, at its sole discretion and from time to time, waive all or a portion of its fee payable under this Section 7.04 for such periods of time as shall be specified in the Sponsor’s written notice of such fee waiver to the Trustee. The Sponsor is under no obligation to waive its fees hereunder, and any such waiver shall create no obligation to waive fees during any period not covered by the applicable waiver. Any fee waiver by the Sponsor shall not operate to reduce the Sponsor’s obligations hereunder

(g) Section 10.02 of the Trust Indenture is hereby amended to read in its entirety as follows:

Section 10.02. Registration (Initial and Continuing) of SPDR® Gold Shares; Listing of SPDR® Gold Shares; Certain Securities Law Filings.

The Sponsor agrees and undertakes on its own part or to appoint an agent (i) to prepare and file a registration statement with the SEC under the Securities Act of 1933, as amended, and take such action as is necessary from time to time to qualify the SPDR® Gold Shares for offering and sale under the federal securities laws of the United States, including the preparation and filing of amendments and supplements to such registration statement, (ii) promptly to notify the Trustee of any such amendment or supplement to the registration statement or Prospectus and of any order preventing or suspending the use of the Prospectus; (iii) to provide the Trustee from time to time with copies, including copies in electronic form, of the Prospectus, in such quantities as the Trustee may reasonably request, (iv) to prepare and file any periodic reports or updates that may be required under the Securities Exchange Act of 1934, as amended, (v) to take such action as is necessary or advisable from time to time to register or qualify the SPDR® Gold Shares for offering and sale under the securities or blue sky laws of those States of the United States or other jurisdictions as the Sponsor may select, to maintain any such registration or qualification in effect for so long as the Sponsor may determine and to discontinue any such registration or qualification at such time as the Sponsor may determine and (vi) to take such action as is necessary or advisable from time to time to list the SPDR® Gold Shares on the Exchange and on such other exchanges or securities markets in such jurisdictions as the Sponsor may select, to maintain any such listing in effect for as long as the Sponsor may determine and to discontinue any such listing at such time as the Sponsor may determine. In connection with the registration or qualification of the SPDR® Gold Shares in jurisdictions other than the States of the United States and the maintenance or discontinuance thereof or the listing of the SPDR® Gold Shares on exchanges or securities markets in such jurisdictions and the maintenance or discontinuance thereof, the Sponsor may in its sole discretion take such action that is not otherwise contemplated for the Sponsor under this Agreement, including assuming duties, obligations and liabilities not otherwise contemplated under this Agreement. Fees and expenses related to the registration, qualification, maintenance or discontinuance of the SPDR® Gold Shares for offering and sale, the listing, maintenance or discontinuance of the SPDR® Gold Shares on the Exchange and on one or more other exchanges or securities markets, the preparation and filing of the Trust’s periodic and other reports required under federal, state or foreign securities or other laws, registration charges, blue sky fees, printing costs, mailing costs, attorney’s fees and other miscellaneous out-of-pocket expenses related to the activities described in this Section 10.02 shall be borne by the Trust in the manner provided for by Section 3.05.

2. Except as modified by this Amendment, the Trust Indenture shall remain unmodified and in full force and effect.

3. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Trust Indenture.

4. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but together shall constitute one and the same amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Sponsor and the Trustee have duly executed and delivered this Amendment as of the date first above written.

World Gold Trust Services, LLC, as Sponsor

By:
Name:
Title:

The Bank of New York Mellon, as Trustee

By:
Name:
Title:

[Signature Page to Amendment No. 4 to

Trust Indenture of SPDR® GOLD TRUST]

SPDR* GOLD TR CONSENT SOLICITATION		SPDR* GOLD TR
FOR HOLDERS AS OF	ISSUER CONFIRMATION COPY - INFO ONLY
1 1-0001 78463V107	THIS FORM IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY. PLEASE DO NOT USE IT FOR VOTING PURPOSES.	2 -I -S
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PLEASE INDICATE YOUR VOTING
THIS SPACE INTENTIONALLY LEFT BLANK		INSTRUCTIONS FOR EACH PROPOSAL
PLEASE INDICATE YOUR VOTING
INSTRUCTIONS FOR EACH PROPOSAL
FOR AGN ABS
1 - TO APPROVE AMENDMENTS TO THE TRUST INDENTURE THAT --->>> CHANGE THE MANNER IN WHICH THE ORDINARY FEES AND EXPENSES OF THE TRUST ARE PAID SUCH THAT, IN RETURN FOR A PAYMENT TO THE SPONSOR OF 0.40% PER YEAR OF THE DAILY NAV OF THE TRUST, THE SPONSOR WILL BE RESPONSIBLE FOR ALL OTHER ORDINARY FEES AND EXPENSES OF THE TRUST, AS DESCRIBED IN THE CONSENT SOLICITATION STATEMENT.		FOR --->>> 1 0030301	☐ ☐ ☐		3
FOR AGN ABS
2 - TO APPROVE THE AMENDMENT TO SECTION 3.08 OF THE TRUST --->>> INDENTURE TO PERMIT THE SPONSOR TO COMPENSATE AFFILIATES FOR PROVIDING MARKETING AND OTHER SERVICES TO THE TRUST.		FOR --->>> 2 0030301	☐ ☐ ☐	78463V107

“ REG. U.S. PAT. & TM OFF.”				51 MERCEDES WAY EDGEWOOD NY 11717

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